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                                                                  Exhibit 10.146


[LOGO] BANK ONE.                                             Line of Credit Note


                                                                     $500,000.00
Due: December 15, 2003                                   Date: December 15, 2002

Promise to Pay. On or before December 15, 2003, for value received, Mace Security Products, Inc. (the "Borrower") promises to pay to Bank One, NA, with its main office in Chicago, IL, whose address is 1301 S. Bowen Rd., Arlington, TX 76013 (the "Bank") or order, in lawful money of the United States of America, the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) or such lesser sum as is indicated on Bank records, plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of 0.25% per annum above the Prime Rate (the "Note Rate"), and at the rate of 3.00% per annum above the Note Rate, at the Bank's option, upon the occurrence of any default under this Note, whether or not the Bank elects to accelerate the maturity of this Note, from the date such increased rate is imposed by the Bank. In this Note, "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by the Bank or its parent (which rate is not necessarily the lowest rate charged to any customer), changing when and as the prime rate changes.

In no event shall the interest rate exceed the maximum rate allowed by law. Any interest payment that would for any reason be unlawful under applicable law shall be applied to principal.

Interest will be computed on unpaid principal balance from the date of each borrowing.

Until maturity, the Borrower will pay consecutive Monthly installments of interest only commencing January 15, 2003.

The Borrower will pay, without setoff, deduction, or counterclaim, the Bank at the Bank's address above or at such other place as the Bank may designate in writing. If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, the payment will be made on the next succeeding Business Day. The term "Business Day" in this Note means a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. Payments shall be allocated among principal, interest and fees at the discretion of the Bank unless otherwise agreed or required by applicable law. Acceptance by the Bank of any payment that is less than the payment due at that time shall not constitute a waiver of the Bank's right to receive payment in full at that time or any other time.

Late Fee. If any payment is not received by the Bank within ten (10) days after its due date, the Bank may assess and the Borrower agrees to pay a late fee equal to the greater of: (a) five percent (5.00%) of the past due amount or (b) Twenty Five and 00/100 Dollars ($25.00), up to the maximum amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) per late charge.

Business Loan. The Borrower acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purpose, and that all advances made under this Note shall not be used for any personal, family or household purpose.

Credit Facility. The Bank has approved a credit facility to the Borrower in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of advances made from time to time by the Bank to the Borrower. This Note evidences the Borrower's obligation to repay those advances. The aggregate principal amount of debt evidenced by this Note is the amount reflected from time to time in the records of the Bank. Until the earliest of maturity, the occurrence of any default, or the occurrence of any event that would constitute the occurrence of any default but for the lapse of time until the end of any grace or cure period, the Borrower may borrow, pay down and reborrow under this Note.

Liabilities. The term "Liabilities" in this Note means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this Note means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction,

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collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

Related Documents. The term "Related Documents" in this Note means all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with this Note or in connection with any of the Liabilities.

Security. The term "Collateral" in this Note means all real or personal property described in all security agreements, pledge agreements, mortgages, deeds of trust, assignments, or other instruments now or hereafter executed in connection with this Note or in connection with any of the Liabilities. If applicable, the Collateral secures the payment of this Note and the Liabilities.

Bank's Right of Setoff. In addition to the Collateral, if any, the Borrower grants to the Bank a security interest in, and the Bank is authorized to setoff and apply, all Accounts, Securities and Other Property, and Bank Debt against any and all Liabilities of the Borrower. This right of setoff may be exercised at any time and from time to time, and without prior notice to the Borrower. This security interest and right of setoff may be enforced or exercised by the Bank regardless of whether or not the Bank has made any demand under this paragraph or whether the Liabilities are contingent, matured, or unmatured. Any delay, neglect or conduct by the Bank in exercising its rights under this paragraph will not be a waiver of the right to exercise this right of setoff or enforce this security interest. The rights of the Bank under this paragraph are in addition to other rights the Bank may have in the Related Documents or by law. In this paragraph: (a) the term "Accounts" means any and all accounts and deposits of the Borrower (whether general, special, time, demand, provisional or final) at any time held by the Bank (including all Accounts held jointly with another, but excluding any IRA or Keogh Account, or any trust Account in which a security interest would be prohibited by law); (b) the term "Securities and Other Property" means any and all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank in a fiduciary capacity); and (c) the term "Bank Debt" means all indebtedness at any time owing by the Bank, to or for the credit or account of the Borrower.

Representations by Borrower. Each Borrower represents that: (a) the execution and delivery of this Note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party; (b) this Note is a valid and binding agreement, enforceable according to its terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this Note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

Events of Default/Acceleration. If any of the following events occurs this Note shall become due immediately, without notice, at the Bank's option, and the Borrower hereby waives notice of intent to accelerate maturity of this Note and notice of acceleration of this Note upon any of the following events:

     1. The Borrower, or any guarantor of this Note (the "Guarantor"), fails to pay when due any amount payable under this Note, under any of the Liabilities, or under any agreement or instrument evidencing debt to any creditor.
     2. The Borrower or any Guarantor (a) fails to observe or perform any other term of this Note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) and the effect of such default will allow the creditor to declare the debt due before its maturity.
     3. In the event (a) there is a default under the terms of any Related Document, (b) any guaranty of the loan evidenced by this Note is terminated or becomes unenforceable in whole or in part, (c) any Guarantor fails to promptly perform under its guaranty, or (d) the Borrower fails to comply with, or pay, or perform under any agreement, now or hereafter in effect, between the Borrower and BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors.
     4. There is any loss, theft, damage, or destruction of any Collateral not covered by insurance.
     5. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower.
     6. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due.
     7. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction.

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     8.   A custodian, receiver, or trustee is appointed for the Borrower or any
          Guarantor or for a substantial part of its assets without its consent.
     9. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and they remain undismissed for thirty (30) days after commencement; or the Borrower or the Guarantor consents to the commencement of those proceedings.
     10. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor.
     11.  The Borrower or any Guarantor dies.
     12. The Borrower or any Guarantor, without the Bank's written consent (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, (d) leases, purchases, or otherwise acquires a material part of the assets of any other business entity, except in the ordinary course of its business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).
     13. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor that the Bank in good faith determines to be materially adverse.
     14.  The Bank in good faith deems itself insecure.

Remedies. If this Note is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. Without limiting any other available remedy, the Borrower is liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including without limitation reasonable attorneys' fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

Waivers. Any party liable on this Note waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended; (b) any right to receive notice of the following matters before the Bank enforces any of its rights: (i) the Bank's acceptance of this Note,
(ii) any credit that the Bank extends to the Borrower, (iii) the Borrower's default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Bank takes regarding the Borrower, anyone else, any Collateral, or any of the Liabilities, that it might be entitled to by law or under any other agreement; (c) any right to require the Bank to proceed against the Borrower, any other obligor or guarantor of the Liabilities, or any Collateral, or pursue any remedy in the Bank's power to pursue; (d) any defense based on any claim that any endorser or other parties' obligations exceed or are more burdensome than those of the Borrower; (e) the benefit of any statute of limitations affecting liability of any endorser or other party liable hereunder or the enforcement hereof; (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities; and (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. Any party liable on this Note consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, to the addition of any other party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of any provision of this
Note is effective unless it is in writing and signed by the party against whom it is being enforced.

Subordination. Any rights of any party liable on this Note, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to any party liable on this Note by the Borrower, or to withdraw capital invested by it in the Borrower, or to receive distributions from the Borrower, shall at all times be subordinate to the full and prior repayment to the Bank of the Liabilities. No party liable on this Note shall be entitled to enforce or receive payment of any sums hereby subordinated until the Liabilities have been paid in full and any such sums received in violation of this paragraph shall be received by such party in trust for the Bank. Any party liable on this Note agrees to stand still with regard to the Bank's enforcement of its rights, including taking no action to delay, impede or otherwise interfere with the Bank's rights to realize on the Collateral. The foregoing notwithstanding, until the occurrence of any default, any party liable on this
Note is not prohibited from receiving distributions from the Borrower in an amount equal to any income tax liability imposed on such party liable on this Note attributable to an ownership interest in the Borrower, if any.

Rights of Subrogation. Any party liable on this Note waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against the Borrower, any person liable on the Liabilities, or the Collateral, until the Borrower and such party liable on this Note have fully performed all their obligations to the Bank, even if those obligations are not covered by this Note.

Reinstatement. All parties liable on this Note agree that to the extent any payment is received by the Bank in connection with the Liabilities, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or

                                       3

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required to be repaid by the Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Note shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this Note, and, to the extent of such payment or repayment by the Bank, the Liabilities or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

Governing Law and Venue. This Note is delivered in the State of Texas and governed by Texas law (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Note may be brought by the Bank in any state or federal court located in the State of Texas, as the Bank in its sole discretion may elect. By the execution and delivery of this Note, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Texas is not a convenient forum or the proper venue for any such suit, action or proceeding.

Usury. The Bank does not intend to charge, collect or receive any interest that would exceed the maximum rate allowed by law. If the effect of any applicable law is to render usurious any amount called for under this Note or the other Related Documents, or if any amount is charged or received with respect to this Note, or if any prepayment by the Borrower results in the Borrower having paid any interest in excess of that permitted by law, then all excess amounts collected by the Bank shall be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Related Documents have been paid in full, refunded to the Borrower), and the provisions of this Note and the other Related Documents immediately shall be deemed reformed and the amounts thereafter collectable reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law. All sums paid, or agreed to be paid, by the Borrower for the use, forbearance, or detention of money under this Note or the other Related Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits the Bank to contract for, charge or receive a greater amount of interest, the Bank will rely on federal law instead of the Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the "weekly ceiling" specified in Chapter 303 is the applicable ceiling.

Miscellaneous. The Borrower, if more than one, is jointly and severally liable for the obligations represented by this Note, the term "Borrower" means any one or more of them, and the receipt of value by any one of them constitutes the receipt of value by the others. This Note binds the Borrower and its successors, and benefits the Bank, its successors and assigns. Any reference to the Bank includes any holder of this Note. Section headings are for convenience of reference only and do not affect the interpretation of this Note. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand,
(b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision. This Note and any Related Documents embody the entire agreement between the Borrower and the Bank regarding the terms of the loan evidenced by this Note and supercede all oral statements and prior writings relating to that loan. If any provision of this Note cannot be enforced, the remaining portions of this Note shall continue in effect. The Borrower agrees that the Bank may provide any information or knowledge the Bank may have about the Borrower or about any matter relating to this Note or the Related Documents to BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note or the Related Documents. The Borrower agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in this Note to one or more purchasers whether or not related to the Bank.

WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

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JURY WAIVER. THE BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY
VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE OTHER RELATED DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.

                                          Borrower:

Address: 1000 Crawford Place, Suite 400   Mace Security Products, Inc.
         Mount Laurel, NJ 08054

                                          By: /s/ Gregory M. Krzemien
                                               -------------------------------------
                                               Gregory M. Krzemien         Treasurer
                                               -------------------------------------
                                               Printed Name                    Title

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

[LOGO] BANK ONE.                                            Credit Agreement


This agreement between Bank One, NA, with its main office in Chicago, IL, and its successors and assigns, (the "Bank"), whose address is 1301 S. Bowen Rd., Arlington, TX 76013, and Mace Security Products, Inc. (the "Borrower"), whose address is 1000 Crawford Place, Suite 400, Mount Laurel, NJ 08054.

1.   Credit Facilities.

     1.1 Scope. This agreement governs Facility A, and, unless otherwise agreed to in writing by the Bank and the Borrower or prohibited by applicable law, governs the Credit Facilities.

     1.2 Facility A (Line of Credit). The Bank has approved a credit facility to the Borrower in the principal sum not to exceed $500,000.00 in the aggregate at any one time outstanding ("Facility A"). Credit under Facility A shall be repayable as set forth in a Line of Credit Note executed concurrently with this agreement, and any renewals, modifications or extensions thereof. The proceeds of Facility A shall be used for the following purpose: working capital.

     1.3 Borrowing Base. The aggregate principal amount of advances outstanding at any one time under Facility A shall not exceed the lesser of the Borrowing Base or $500,000.00. If at any time the aggregate principal amount of advances outstanding under Facility A exceeds the Borrowing Base, the Borrower shall immediately pay to the Bank an amount equal to the difference between such aggregate principal amount of advances and the Borrowing Base. "Borrowing Base" means the aggregate of:

          A. 80% of Eligible Accounts, not to exceed the aggregate of $500,000.00; plus

          B. 50% of Eligible Inventory, up to amount advanced against account receivables.

2. Definitions. As used in this agreement, the following terms have the following respective meanings:

     2.1 "Credit Facilities" means all extensions of credit from the Bank to the Borrower, whether now existing or hereafter arising, including but not limited to those described in Section 1.

     2.2 "Liabilities" means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this agreement means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     2.3 "Notes" means the Line of Credit Note(s) described in Section 1, and all promissory notes, instruments and/or contracts evidencing the terms and conditions of the Liabilities.

     2.4 "Account" means a trade account, account receivable, other receivable, or other right to payment for goods sold or leased or services rendered owing to the Borrower (or to a third party grantor acceptable to the Bank).

     2.5  "Account Debtor" means the person or entity obligated upon an Account.

     2.6 "Affiliate" means any person, corporation or other entity directly or indirectly controlling, controlled by or under common control with the Borrower and any director or officer of the Borrower or any subsidiary of the Borrower.

     2.7 "Distributions" means all dividends and other distributions made by the Borrower to its shareholders, partners, owners or members, as the case may be, other than salary, bonuses, and other compensation for services expended in the current accounting period.

     2.8 "Eligible Accounts" means, at any time, all of the Borrower's Accounts which contain selling terms and conditions acceptable to the Bank. The net amount of any Eligible Account against which the Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by the Bank in writing, Eligible Accounts do not include Accounts: (1) with respect to which the Account Debtor is an employee or agent of the Borrower; (2) with respect to which the Account Debtor is affiliated with or related to the Borrower; (3) with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional; (4) with respect to which the Account Debtor is not a resident of the United States, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to the Bank; (5) with respect to which the Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to the Borrower;
          (6) which are subject to dispute, counterclaim, or setoff; (7) with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor; (8) with respect to which the Bank, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory; (9) of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due; (10) with respect to which the Account Debtor is the United States government or any department or agency of the United States; (11) which have not been paid in full within ninety (90) days from the invoice date; and (12) due from any one Account Debtor to the extent such Accounts constitute more than 25% of all Eligible Accounts. In no event will the balance of any Account of any single Account Debtor be eligible whenever the portion of the Account which has not been paid within ninety (90) days from the invoice date is in excess of 10% of the total amount outstanding on the Account.

     2.9 "Eligible Inventory" means, at any time, all of the Borrower's Inventory except: (1) Inventory which is not owned by the Borrower free and clear of all security interests, liens, encumbrances, and claims of third parties; (2) Inventory which the Bank, in its sole discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for further processing; and (3) Work in process.

     2.10 "Inventory" means all of the Borrower's raw materials, work in process, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which the Borrower now has or hereafter acquires any right, whether held by the Borrower or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes inventory temporarily out of the Borrower's custody or possession and all returns on Accounts.

     2.11 "Intangible Assets" means the aggregate amount of all assets classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired, and bond discount and underwriting expenses.

     2.12 "Tangible Capital Funds" means Tangible Net Worth plus Subordinated Debt.

     2.13 "Tangible Net Worth" means total assets less the sum of Intangible Assets, and total liabilities.

     2.14 "Subordinated Debt" means debt subordinated to the Bank in manner and by agreement satisfactory to the Bank.

3.   Conditions Precedent.

     3.1 Conditions Precedent to Initial Extension of Credit. Before the first extension of credit governed by this agreement, whether by disbursement of a loan, issuance of a letter of credit, or otherwise, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank:

          A. Loan Documents. The Notes, and as applicable, the letter of credit applications, the security agreements, the pledge agreements, financing statements, mortgages or deeds of trust, the guaranties, the subordination agreements, and any other loan documents which the Bank may reasonably require to give effect to the transactions described in this agreement;

          B. Evidence of Due Organization and Good Standing. Evidence, satisfactory to the Bank, of the due organization and good standing of the Borrower and every other business entity that is a party to this agreement or any other loan document required by this agreement; and

          C.   Evidence of Authority to Enter into Loan Documents. Evidence that
          (i) each party to this agreement and any other loan document required by this agreement is authorized to enter into the transactions described in this agreement and the other loan documents, and (ii) the person signing on behalf of each such party is authorized to do.

     3.2 Conditions Precedent to Each Extension of Credit. Before any extension of credit governed by this agreement, whether by disbursement of a loan, issuance of a letter of credit or otherwise, the following conditions must be satisfied:

          A. Representations. The representations of the Borrower are true on and as of the date of the extension of credit;

          B. No Event of Default. No default has occurred in any provision of this agreement and is continuing or would result from the extension of credit, and no event has occurred which would constitute the occurrence of any default but for the lapse of time until the end of any grace or cure period; and

          C. Additional Approvals, Opinions, and Documents. The Bank has received any other approvals, opinions and documents as it may reasonably request.

4.   Affirmative Covenants. The Borrower shall:

     4.1 Insurance. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices.

     4.2 Existence. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate funds or security has been pledged to insure payment.

     4.3 Financial Records. Maintain proper books and records of account, in accordance with generally accepted accounting principles, and consistent with financial statements previously submitted to the Bank.

     4.4 Inspection. Permit the Bank to inspect and copy the Borrower's business records at such times and at such intervals as the Bank may reasonably require, and to discuss the Borrower's business, operations, and financial condition with the Borrower's officers and accountants.

     4.5 Financial Reports. Furnish to the Bank whatever information, books and records the Bank may reasonably request, including at a minimum:

          A. Within sixty (60) days after each quarterly period, a balance sheet as of the end of that period and statements of income, cash flow and retained earnings, from the beginning of that fiscal year to the end of that period, certified as correct by one of its authorized agents.

          B. Within one hundred and twenty (120) days after and as of the end of each of its fiscal years, a detailed financial statement including a balance sheet and statements of income, cash flow and retained earnings, such financial statement, to be prepared internally and being in a form reasonably acceptable to the Bank.

          C. Within thirty (30) days after and as of the end of each calendar month, the following lists, each certified as correct by one of its authorized agents:

               (1) a list of accounts receivable, aged from date of invoice, and
               (2)   a list of inventory, valued at the lower of cost or market.

          D. Within thirty (30) days after each monthly period, the Borrower shall deliver to the Bank a borrowing base certificate, in form and detail satisfactory to the Bank, along with such supporting documentation as the Bank may request.

          E. Within one hundred and twenty (120) days after and as of the end of each fiscal year of Mace Security International, Inc. ("MSII"), a detailed financial statement of MSII, including a balance sheet and statements of income, cash flow and retained earnings, such financial statements to be audited by an independent certified public accountant of recognized standing acceptable to the Bank in the Bank's sole discretion.

          F. Via either the EDGAR System or its Home Page of MSII, within sixty (60) days after the filing of MSII's Quarterly Report on Form 10-Q for the fiscal quarter then ended with the Securities and Exchange Commission, copies of the financial statements for such fiscal quarter as contained in such Quarterly Report on Form 10-Q, and, as soon as it shall become available, a quarterly report to shareholders of MSII. for the fiscal quarter than ended.

          G. Via either the EDGAR System or its Home Page of MSII, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by MSII or any subsidiary with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission.

          If for any reason the EDGAR System and/or its Home Page are not available to MSII as is required for making available the financial statements or reports referred to above, MSII shall then furnish a copy of such financial statements or reports to the Bank.

          For the purposes of this section, "EDGAR System" means the Electronic Data Gathering Analysis and Retrieval System owned and operated by the United States Securities and Exchange Commission or any replacement system, and "Home Page" means MSII's corporate home page on the World Wide Web accessible through the Internet via the universal resource locator (URL) identified as
          "www.sec.gov/edgar/searchedgar/webusers.htm" or such other universal resource locator that MSII shall designate in writing to the Bank as its corporate home page on the World Wide Web.

     4.6 Notices of Claims, Litigation, Defaults, etc. Promptly inform the Bank in writing of (1) all existing and all threatened litigation, claims, investigations, administrative proceedings and similar actions affecting the Borrower which could materially affect the financial condition of the Borrower; (2) the occurrence of any event which gives rise to the Bank's option to terminate the Credit Facilities; (3) the institution of steps by the Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Borrower may have liability; (4) any additions to or changes in the locations of the Borrower's businesses; and (5) any alleged breach of any provision of this agreement or of any other agreement related to the Credit Facilities by the Bank.

     4.7 Additional Information. Furnish such additional information and statements, as the Bank may request, from time to time.

     4.8 Insurance Reports. Furnish to the Bank, upon request of the Bank, reports on each existing insurance policy showing such information as the Bank may reasonably request.

     4.9 Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between the Borrower and any other party.

     4.10 Title to Assets and Property. Maintain good and marketable title to all of the Borrower's assets and properties.

     4.11 Additional Assurances. Make, execute and deliver to the Bank such other agreements as the Bank may reasonably request to evidence the Credit Facilities and to perfect any security interests.

     4.12 Employee Benefit Plans. Maintain each employee benefit plan as to which the Borrower may have any liability, in compliance with all applicable requirements of law and regulations.

     4.13 Compliance Certificates. Provide the Bank, within sixty (60) days after the end of each fiscal quarter, with a certificate executed by the Borrower's chief financial officer, or other officer or a person acceptable to the Bank, certifying that, as of the date of the certificate, no default exists under any provision of this agreement.

     4.14 Compliance Certificates. Provide the Bank, within one hundred and twenty (120) days after the end of each year, with a certificate executed by the Borrower's chief financial officer, or other officer or a person acceptable to the Bank, certifying that, as of the date of the certificate, no default exists under any provision of this agreement.

5.   Negative Covenants.

     5.1 Unless otherwise noted, the financial requirements set forth in this section will be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank.

     5.2  Without the written consent of the Bank, the Borrower will not:

          A. Debt. Incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except debt reflected in the latest financial statement of the Borrower furnished to the Bank prior to execution of this agreement and not to be paid with proceeds of borrowings under the Credit Facilities. For purposes of this covenant, the sale of any account receivable is the incurring of debt for borrowed money.

          B. Guaranties. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

          C. Liens. Create or permit to exist any lien on any of its property, real or personal, except: existing liens known to the Bank; liens to the Bank; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities.

          D. Use of Proceeds. Use, or permit any proceeds of the Credit Facilities to be used, directly or indirectly, for the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U. At the Bank's request, the Borrower will furnish a completed Federal Reserve Board Form U-1.

          E. Continuity of Operations. (1) Engage in any business activities substantially different from those in which the Borrower is presently engaged; (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve, or sell any assets out of the ordinary course of business; or (3) enter into any arrangement with any person providing for the leasing by the Borrower to any subsidiary of real or personal property which has been sold or transferred by the Borrower or subsidiary to such person.

          F. Limitation on Negative Pledge Clauses. Enter into any agreement with any person other than the Bank which prohibits or limits the ability of the Borrower or any of its subsidiaries to create or permit to exist any lien on any of its property, assets or revenues, whether now owned or hereafter acquired.

          G. Conflicting Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of the Borrower's obligations under this agreement.

          H. Transfer of Ownership. Permit any pledge of any ownership interest in the Borrower, or any sale or other transfer of any ownership interest in the Borrower.

          I. Leverage Ratio. Permit as of each fiscal quarter end, MSII's ratio of total liabilities, less Subordinated Debt, to Tangible Capital Funds, to be greater than 2.00 to 1.00.

          J. Debt Service Coverage Ratio. Permit as of each fiscal quarter end, MSII's ratio of net income, plus amortization and depreciation, plus interest expense, plus income taxes for the preceding full twelve month period to current maturities of long term debt, plus current maturities of long term leases, plus interest expense, for the same such period, to be less than 1.25 to 1.00.

6.   Representations.

     6.1 Representations by the Borrower. Each Borrower represents that: (a) the execution and delivery of this agreement and the Notes, and the performance of the obligations they impose, do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party, (b) this agreement and the Notes are valid and binding agreements, enforceable according to their terms, (c) all balance sheets, profit and loss statements, and other financial statements and other information furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates, (d) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against the Borrower is pending or threatened, except as disclosed in the company's 10K and 10Q reports and no other event has occurred which may in any one case or in the aggregate materially adversely affect the Borrower's financial condition and properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Bank in writing,
          (e) all of the Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being contested by the Borrower in good faith and for which adequate reserves have been provided, (f) the Borrower is not a "holding company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (g) the Borrower is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (h) there are no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that the Borrower could assert with respect to this agreement or the Credit Facilities, (i) the Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, and (j) no part of the proceeds of the Credit Facilities will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System of the United States (the "Board") as now and from time to time hereafter in effect or for any purpose which violates the provisions of any regulations of the Board. Each Borrower, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized, and (b) the execution and delivery of this agreement and the Notes and the performance of the obligations they impose (i) are within its powers,
          (ii) have been duly authorized by all necessary action of its governing body, and (iii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

     6.2 Representations Regarding Assets. With respect to any asset of the Borrower utilized in the calculation of the Borrowing Base set forth in this agreement, the Borrower represents and warrants to the Bank:
          (1) each asset represented by the Borrower to be eligible for Borrowing Base purposes of this agreement conforms to the eligibility definitions set forth in this agreement (2) all asset values delivered to the Bank will be true and correct, subject to immaterial variance; and be determined on a consistent accounting basis; (3) except as agreed to the contrary by the Bank in writing, each asset is now and at all times hereafter will be in the Borrower's physical possession and shall not be held by others on consignment, sale or approval, or sale or return; (4) except as reflected in schedules delivered to the Bank, each asset is now and at all times hereafter will be of good and merchantable quality, free from defects; (5) each asset is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party without the Bank's prior written consent, and in such event, the Borrower will concurrently at the time of bailment cause any such bailee, warehouseman, or similar party to issue and deliver to the Bank, warehouseman receipts in the Bank's name evidencing the storage of the assets; and (6) the Bank, its assigns, or agents shall have the right at any time and at the Borrower's expense to inspect, examine and audit the Borrower's records, and if Accounts are included in the calculation of Borrowing Base, confirm with Account Debtors the accuracy of such Accounts, and inspect and examine the assets and to check and test the same as to quality, quantity, value, and condition.

7. Default/Remedies. If any of the Credit Facilities are not paid at maturity, whether by acceleration or otherwise, or if a default by anyone occurs under the terms of this agreement, the Notes or any agreement related to the Credit Facilities, then the Bank shall have all of the rights and remedies provided by any law or agreement.

8.   Miscellaneous.

     8.1 Notice. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand, (b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

     8.2 No Waiver. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive that right on any future occasion.

     8.3 Integration. This agreement, the Notes, and any agreement related to the Credit Facilities embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement or the Notes in any other jurisdiction.

     8.4 Joint and Several Liability. Each Borrower, if more than one, is jointly and severally liable.

     8.5 Governing Law and Venue. This agreement is delivered in the State of Texas and governed by Texas law (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of Texas, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Texas is not a convenient forum or the proper venue for any such suit, action or proceeding.

     8.6 Captions. Section headings are for convenience of reference only and do not affect the interpretation of this agreement.

     8.7 Subsidiaries and Affiliates of the Borrower. To the extent the context of any provisions of this agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this agreement shall include all of the Borrower's subsidiaries and affiliates. Notwithstanding the foregoing, however, under no circumstances shall this agreement be construed to require the Bank to make any loan or other financial accommodation to any of the Borrower's subsidiaries or affiliates.

     8.8 Survival of Representations and Warranties. The Borrower understands and agrees that in extending the Credit Facilities, the Bank is relying on all representations, warranties, and covenants made by the Borrower in this agreement or in any certificate or other instrument delivered by the Borrower to the Bank under this agreement. The Borrower further agrees that regardless of any investigation made by the Bank, all such representations, warranties and covenants will survive the making of the Credit Facilities and delivery to the Bank of this agreement, shall be continuing in nature, and shall remain in full force and effect until such time as the Borrower's indebtedness to the Bank shall be paid in full.

     8.9 Non-Liability of the Bank. The relationship between the Borrower and the Bank created by this agreement is strictly a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between the Bank and the Borrower. The Borrower is exercising the Borrower's own judgement with respect to the Borrower's business. All information supplied to the Bank is for the Bank's protection only and no other party is entitled to rely on such information. There is no duty for Bank to review, inspect, supervise or inform the Borrower of any matter with respect to the Borrower's business. The Bank and the Borrower intend that the Bank may reasonably rely on all information supplied by the Borrower to the Bank, together with all representations and warranties given by the Borrower to the Bank, without investigation or confirmation by the Bank and that any investigation or failure to investigate will not diminish the Bank's right to so rely.

     8.10 Indemnification of the Bank. The Borrower agrees to indemnify, defend and hold the Bank and BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, and each of their respective shareholders, directors, officers, employees and agents (collectively, the "Indemnified Persons") harmless from any and all obligations, claims, liabilities, losses, damages, penalties, fines, forfeitures, actions, judgments, suits, costs, expenses and disbursements of any kind or nature (including, without limitation, any Indemnified Person's attorneys' fees) (collectively, the "Claims") which may be imposed upon, incurred by or assessed against any Indemnified Person (whether or not caused by any Indemnified Person's sole, concurrent, or contributory negligence) arising out of or relating to this agreement; the exercise of the rights and remedies granted under this agreement (including, without limitation, the enforcement of this agreement and the defense of any Indemnified Person's action or inaction in connection with this agreement); and in connection with the Borrower's failure to perform all of the Borrower's obligations under this agreement, except to the limited extent that the Claims against any such Indemnified Person are proximately caused by such Indemnified Person's willful misconduct. The indemnification provided for in this section shall survive the termination of this agreement and shall extend to and continue to benefit each individual or entity who is or has at any time been an Indemnified Person.

          The Borrower's indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Borrower's assets or the Borrower's business activities. Should any Claim be made or brought against any Indemnified Person by reason of any event as to which the Borrower's indemnification obligations apply, then, upon any Indemnified Person's demand, the Borrower, at its sole cost and expense, shall defend such Claim in the Borrower's name, if necessary, by the attorneys for the Borrower's insurance carrier (if such Claim is covered by insurance), or otherwise by such attorneys as any Indemnified Person shall approve. Any Indemnified Person may also engage its own attorneys at its reasonable discretion to defend the Borrower and to assist in its defense and the Borrower agrees to pay the fees and disbursements of such attorneys.

          WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF BORROWER AND BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO CLAIMS, OBLIGATIONS, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS'
          FEES), DEMANDS, LIABILITIES, PENALTIES, FINES AND FORFEITURES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON.

     8.11 Counterparts. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

     8.12 Sole Discretion of the Bank. Whenever the Bank's consent or approval is required under this agreement, the decision as to whether or not to consent or approve shall be in the sole and exclusive discretion of the Bank and the Bank's decision shall be final and conclusive.

     8.13 Advice of Counsel. The Borrower acknowledges that it has been advised by counsel, or had the opportunity to be advised by counsel, in the negotiation, execution and delivery of this agreement and any documents executed and delivered in connection with the Credit Facilities.

     8.14 Recovery of Additional Costs. If the imposition of or any change in any law, rule, regulation, or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify, or make applicable any taxes (except federal, state, or local income or franchise taxes imposed on the Bank), reserve requirements, capital adequacy requirements, or other obligations which would (A) increase the cost to the Bank for extending or maintaining the Credit Facilities, (B) reduce the amounts payable to the Bank under the Credit Facilities, or (C) reduce the rate of return on the Bank's capital as a consequence of the Bank's obligations with respect to the Credit Facilities, then the Borrower agrees to pay the Bank such additional amounts as will compensate the Bank therefor, within five (5) days after the Bank's written demand for such payment. The Bank's demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

     8.15 Conflicting Terms. If this agreement is inconsistent with any provision in any agreement related to the Credit Facilities, the Bank shall determine, in the Bank's sole and absolute discretion, which of the provisions shall control any such inconsistency.

     8.16 Expenses. The Borrower agrees to pay or reimburse the Bank for all its out-of-pocket costs and expenses and reasonable attorneys' fees incurred in connection with the development, preparation and execution of, and in connection with the enforcement or preservation of any rights under, this agreement, any amendment, supplement, or modification thereto, and any other documents prepared in connection herewith or therewith. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

9. WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

10. JURY WAIVER. THE BORROWER AND THE BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.


Dated:December 15, 2002

Address(es) for Notices:               Borrower:

1000 Crawford  Place, Suite 400         Mace Security Products, Inc.
Mount Laurel, NJ 08054

Attn: Gregory M. Krzemien              By: /s/ Gregory M. Krzemien
     -----------------------------        -------------------------------------
                                           Gregory M. Krzemien         Treasurer
                                           -------------------------------------
                                           Printed Name                    Title


                                       Date: 12/12/02
                                            ------------------------------------


Address for Notices:                   Bank:

1301 S. Bowen Rd.                      Bank One, NA, with its main office in
Arlington, TX 76013                    Chicago, IL

Attn: Mark Warren                      By: /s/ Mark Warren
     -----------------------------        --------------------------------------
                                          Mark Warren
                                          --------------------------------------
                                          Printed Name                     Title

                                       Date: 12/15/02
                                            ------------------------------------

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